EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 2, 2011 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended January 1, 2011 of Cenveo, Inc. and subsidiaries, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Melville, New York
November 28, 2011